EXHIBIT 99.1


COMPANY CONTACTS:                              INVESTOR RELATIONS:
Universal Power Group, Inc                     Lambert, Edwards & Associates
469-892-1122                                   616-233-0500
Mimi Tan, SVP                                  Jeff Tryka, Ryan McGrath
tanm@upgi.com                                  rmcgrath@lambert-edwards.com
-------------                                  ----------------------------

Roger Tannery, CFO
tanneryr@upgi.com
-----------------

               UNIVERSAL POWER GROUP REPORTS THIRD QUARTER RESULTS

CARROLLTON, TEXAS, NOV. 11, 2008 -- Universal Power Group, Inc. (AMEX: UPG), a leading provider of third-party logistics and supply chain management services, and a distributor of batteries and power accessories, announced its financial results for the third quarter ended Sept. 30, 2008.

UPG reported third quarter net earnings of $0.4 million, or $0.08 per diluted share, on net sales of $30.6 million for the third quarter of 2008, compared with net earnings of $0.7 million, or $0.14 per diluted share, on net sales of $29.8 million in the same quarter of 2007. While higher net sales were offset by higher operating expenses, operating income for the third quarter was unchanged at $1.0 million in both 2008 and 2007. Increased operating expenses were largely attributable to growth initiatives.

Through the first nine months of 2008, UPG's sales increased 13.3% compared to the nine-month period in 2007. UPG posted net earnings of $0.29 per diluted share for the first nine months of 2008, compared with net earnings of $0.36 per diluted share in the same period of 2007. Operating income for the first nine months was relatively unchanged at $3.2 million in 2008 compared to $3.3 for the same period in 2007.

The net earnings decrease for the third quarter and first nine months of 2008 is due primarily to a decrease in interest income from having cash from UPG's initial public offering in short-term investments during 2007 and an increase in taxes reflecting UPG's change in estimates of state taxes. In addition, UPG received a state tax refund of $89,000 during the third quarter of 2007 which contributed to an increase in net earnings for that quarter.

"We were pleased to add new accounts and post increased sales and gross profit during the quarter, however, operating expenses, including personnel and facilities costs associated with our growth initiatives as well as unplanned additional Sarbanes-Oxley compliance costs and non-cash stock compensation, offset the gains," said Randy Hardin, president and CEO of UPG. "We also secured a contract renewal with Brink's Home Security, extending the third-party logistics services we provide them. Despite the challenging economic environment, we continued to make progress in our expansion and diversification initiatives. In line with our acquisition initiatives, we signed an agreement to acquire Monarch Hunting Products, subject to satisfaction of certain conditions typical in such transactions. The agreement is expected to close in January 2009 and will expand our presence in the hunting and outdoor market by increasing battery and solar panel sales, and adding other outdoor accessory product lines."

THIRD QUARTER HIGHLIGHTS

UPG reported third quarter 2008 revenues from sources other than Brink's Home Security, Inc. (BHS) and their dealers rose 13.2% year-over-year to $17.3 million from $15.3 million, reflecting price increases as well as growth of new and existing customer accounts.


                                     -more-

Revenue from BHS decreased to $13.4 million, or 7.9%, in the 2008 third quarter, compared to $14.5 million in the third quarter of 2007, which UPG attributes to a slowdown in the housing market. Concentration of revenues with BHS and their dealers fell to 43.5% of total revenues in the third quarter 2008, compared to 48.7% in prior year's quarter.

UPG's gross profit grew 8.3% to $4.6 million for the third quarter of 2008, compared with a gross profit of $4.2 million in the third quarter in 2007. Gross margin as a percent of revenues also increased to 15.0% in the third quarter 2008, compared to 14.2% in the comparable 2007 quarter. The increase was due to an improved product mix and price increases to offset higher raw material costs. UPG experienced raw material cost volatility during the third quarter of 2008, and expects continued volatility throughout the remainder of 2008 in raw materials such as lead, copper and zinc.

RECENT DEVELOPMENTS

In September, UPG entered into an agreement for the purchase of the assets of Monarch Hunting Products. Subject to satisfaction of certain conditions, UPG expects the transaction to close in early Jan. 2009.

Monarch's high-quality line of hunting products, specifically the high margin, big-ticket solar and battery powered game feeders, hunting blinds and other related accessories will be an expansion of UPG's existing outdoor product line. In addition, UPG and Monarch will be able to cross-sell products to sporting goods retailers.

On Nov. 6, 2008 UPG announced its new agreement with BHS to continue providing third-party logistics services. Under the terms of the agreement, UPG is responsible for managing BHS' product procurement, warehousing, fulfillment and distribution needs, including sourcing of select products such as batteries, transformers, speakers and sirens for BHS' residential security systems installations. UPG also provides BHS with value-added services such as custom kitting and coordination of battery recycling services. The agreement extends UPG's services another two years with successive one-year renewal terms.

OUTLOOK

"Growing our gross margins will continue to be challenging, as prices for raw materials remain volatile," continued Hardin. "We will manage our gross margin through necessary price adjustments, balancing this with our goal of maintaining strong, long-lasting relationships with our customers. We will continue to focus on developing high-margin products and markets, as well as on diversifying our markets to minimize our exposure to the difficult economy. We believe our strong balance sheet and line of credit provides sufficient resources to continue our growth."

Hardin concluded: "With the uncertainties currently affecting the U.S. and global economies, we've decided that we will discontinue providing formal guidance regarding expected growth and results of operations, with the potential for revisiting our decision once economic conditions have sufficiently stabilized. As part of our efforts to provide more communication to our investors and the financial community, we recently appointed the investor relations firm of Lambert, Edwards and Associates to manage and increase our communications on business conditions and management's outlook."

CONFERENCE CALL INFORMATION

Universal Power Group will host an investor conference call today, Tuesday, November 11, 2008 at 11:30 am ET (10:30 am CT) to discuss financial results for the third quarter ended September 30, 2008.


                                     -more-

Interested parties may access the conference call by dialing 1.800.573.4842; passcode 58216613. The conference call will also be broadcast live on WWW.UPGI.COM and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the teleconference will be made available through November 18, 2008 by calling 1.888.286.8010; passcode 26438694 and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries and power accessories to various markets. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, jump-starters, 12-volt accessories, solar panels, and security products. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.


                                       ###

                           UNIVERSAL POWER GROUP, INC.

                            UNAUDITED BALANCE SHEETS

                                     ASSETS

                                                                   SEPTEMBER 30,     DECEMBER 31,
                                                                       2008              2007
                                                                   -------------     ------------

CURRENT ASSETS
   Cash and cash equivalents .................................     $  1,019,532      $    691,288
   Restricted cash ...........................................          900,000                --
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $157,584
       and $129,371 ..........................................       16,170,167        12,593,430
     Other ...................................................          137,884           149,262
   Inventories - finished goods, net of allowance for
     obsolescence of $318,350 and $193,780 ...................       28,887,758        32,345,377
   Current deferred tax asset ................................        1,098,610           983,114
   Prepaid expenses and other current assets .................        1,193,822           880,907
                                                                   ------------      ------------
     Total current assets ....................................       49,407,773        47,643,378

PROPERTY AND EQUIPMENT
   Logistics and distribution systems ........................        1,552,503         1,417,269
   Machinery and equipment ...................................          495,228           338,220
   Furniture and fixtures ....................................          595,943           492,267
   Leasehold improvements ....................................          305,717           272,096
   Vehicles ..................................................          137,336           151,598
                                                                   ------------      ------------
                                                                      3,086,727         2,671,450
   Less accumulated depreciation and amortization ............       (1,333,692)         (985,735)
                                                                   ------------      ------------

     Net property and equipment ..............................        1,753,035         1,685,715

OTHER ASSETS .................................................           99,754            81,459
                                                                   ------------      ------------

TOTAL ASSETS .................................................     $ 51,260,562      $ 49,410,552
                                                                   ============      ============

                           UNIVERSAL POWER GROUP, INC.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    2008              2007
                                                                -------------     ------------

CURRENT LIABILITIES
   Line of credit .........................................     $ 12,703,441      $ 12,833,031
   Accounts payable .......................................       12,517,306        12,257,350
   Accrued liabilities ....................................        1,205,104           537,248
   Current portion of notes payable to Zunicom, Inc. ......        1,462,500           731,250
   Current portion of capital lease obligations ...........               --             6,609
   Current portion of deferred rent .......................           43,806            64,446
                                                                ------------      ------------
     Total current liabilities ............................       27,932,157        26,429,934

NOTES PAYABLE TO ZUNICOM, INC (net of current portion) ....        4,021,875         5,118,750
NON-CURRENT DEFERRED TAX LIABILITY ........................            3,735            25,455
DEFERRED RENT, less current portion .......................          164,904           180,776
                                                                ------------      ------------
     Total liabilities ....................................       32,122,671        31,754,915

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,000,000 shares issued and outstanding ..           50,000            50,000
   Additional paid-in capital .............................       15,505,693        15,381,684
   Retained earnings ......................................        3,652,774         2,223,953
   Accumulated other comprehensive loss ...................          (70,576)               --
                                                                ------------      ------------
     Total shareholders' equity ...........................       19,137,891        17,655,637
                                                                ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................     $ 51,260,562      $ 49,410,552
                                                                ============      ============

                           UNIVERSAL POWER GROUP, INC.

                         UNAUDITED STATEMENTS OF INCOME

                                                              THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                       SEPTEMBER 30,
                                                        ------------------------------      ------------------------------
                                                             2008              2007              2008              2007
                                                        ------------------------------------------------------------------
Net sales .........................................     $ 30,648,315      $ 29,788,479      $ 90,372,517      $ 79,731,401
Cost of sales .....................................       26,052,383        25,545,777        76,787,307        67,903,208
                                                        ------------------------------      ------------------------------
Gross profit ......................................        4,595,932         4,242,702        13,585,210        11,828,193
Operating expenses ................................        3,595,313         3,198,124        10,366,426         8,534,022
                                                        ------------------------------      ------------------------------
Operating income ..................................        1,000,619         1,044,578         3,218,784         3,294,171
Other income (expense)
   Interest expense (including $88,471, $88,471, ..
     $263,490 and $262,529 to Zunicom, Inc.) ......         (235,701)         (225,407)         (737,283)         (957,661)
   Interest income ................................               56            55,792               569           396,083
                                                        ------------------------------      ------------------------------
     Total other expense ..........................         (235,645)         (169,615)         (736,714)         (561,578)
                                                        ------------------------------      ------------------------------
Income before provision for income taxes ..........          764,974           874,963         2,482,070         2,732,593
Provision for income taxes ........................         (363,369)         (193,058)       (1,053,249)         (949,026)
                                                        ------------------------------      ------------------------------

Net income ........................................     $    401,605      $    681,905      $  1,428,821      $  1,783,567
                                                        ==============================      ==============================
Net income per share
     Basic ........................................     $       0.08      $       0.14      $       0.29      $       0.36
                                                        ==============================      ==============================
     Diluted ......................................     $       0.08      $       0.14      $       0.29      $       0.36
                                                        ==============================      ==============================
Weighted average shares outstanding
     Basic ........................................        5,000,000         5,000,000         5,000,000         5,000,000
                                                        ==============================      ==============================
     Diluted ......................................        5,000,000         5,000,980         5,000,000         5,008,102
                                                        ==============================      ==============================

                           UNIVERSAL POWER GROUP, INC.

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                  -------------------------------
                                                                      2008               2007
                                                                  ------------       ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income ..................................................     $  1,428,821       $  1,783,567
Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Depreciation and amortization of property and equipment ..          403,917            170,358
   Provision for bad debts ..................................           91,406             76,130
   Provision for obsolete inventory .........................          140,000             90,000
   Deferred income taxes ....................................         (137,216)          (148,488)
   Stock-based compensation .................................          124,009             70,906
Changes in operating assets and liabilities:
   Accounts receivable - trade ..............................       (3,668,143)        (3,554,903)
   Accounts receivable - other ..............................           11,378           (249,329)
   Inventories ..............................................        3,317,619         (3,507,229)
   Prepaid expenses and other current assets ................         (341,040)          (215,275)
   Other assets .............................................          (18,295)           (61,261)
   Accounts payable .........................................          259,956          2,659,233
   Accrued liabilities ......................................          597,280            577,992
   Due from Zunicom, Inc. ...................................               --            186,617
   Deferred rent ............................................          (36,512)            32,018
                                                                  ------------       ------------
Net cash provided by (used in) operating activities .........        2,173,180         (2,089,664)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment ......................         (443,112)          (868,769)
   Deposit in escrow account ................................         (900,000)                --
                                                                  ------------       ------------
Net cash used in operating activities .......................       (1,343,112)          (868,769)
                                                                  ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on line of credit ...........................         (129,590)        (9,331,111)
   Payments on notes payable to Zunicom, Inc. ...............         (365,625)           (15,612)
   Payments on capital lease obligations ....................           (6,609)                --
                                                                  ------------       ------------
Net cash used in financing activities .......................         (501,824)        (9,346,723)
                                                                  ------------       ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ........          328,244        (12,305,156)
Cash and cash equivalents at beginning of period ............          691,288         13,036,447
                                                                  ------------       ------------

Cash and cash equivalents at end of period ..................     $  1,019,532       $    731,291
                                                                  ============       ============

SUPPLEMENTAL DISCLOSURES
   Interest paid ............................................     $    737,283       $    957,661
                                                                  ============       ============

   Income taxes paid ........................................     $  1,182,162       $  1,061,452
                                                                  ============       ============